Exhibit 10.14 Purchase Agreement - Printing Equipment

Purchase Agreement with Nutek Inc.

Agreement entered into this 12 day of February, 2001 by and between Hal C. Spohn dba Orange Printing of 111 AA W. Dyer Road, Santa Ana, CA 92707 hereinafter, referred to as "SELLER", and Nutek Inc. of 1110 Mary Crest Drive, Henderson, Nevada, 89014 hereinafter "PURCHASER".

RECITALS

WHEREAS, SELLER owns certain commercial printing equipment as listed in Exhibit A, and

WHEREAS, PURCHASER is willing to purchase equipment listed on Exhibit A pursuant to the following terms and conditions set forth in this Agreement and Exhibits A, B, C, D and E;

NOW, THEREFORE, in consideration of these premises and those other terms and conditions set forth hereinafter, the parties agree as follows:

1. PURCHASE.
PURCHASER is to receive all items listed in Exhibit A for the sum of Fifty Seven Thousand ($57,000.00) Dollars payable as set forth in Exhibit B, and provide SELLER a security Agreement as set forth in Exhibit C.

The parties may amend and supplement this agreement from time to time in Writing under mutual agreement, and such supplement, signed by both parties with all amendments and supplements thereto, shall be attached to this Agreement, and made a part hereof.

2. PAYMENT.
Payment is to be made as set forth in Exhibit B.

3. CONFIDENTIALITY.
SELLER agrees to hold all information that SELLER obtains as confidential for the purposes of this agreement. SELLER agrees not to use or disclose confidential information to any person or entity, except as necessary under this Agreement. Nothing herein above written shall prevent the parties from making any disclosure which is required by law, government regulation, or rule, or which disclosure is ordered or otherwise required by a court of competent jurisdiction through its subpoena power or otherwise or by a state or federal regulatory or other governmental agency.

4. WARRANTIES.
SELLER hereby represents and warrants to PURCHASER  the following:

The execution, delivery and performance of this Agreement is within SELLER's powers, has been duly authorized by all necessary action on its part, does not contravene restriction binding on or affecting SELLER or any of its properties, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.. This Agreement is a legal, valid and binding obligation of SELLER enforceable against SELLER in accordance with its respective terms.

SELLER has full right, patents, title and ownership of the equipment listed in Exhibit A.

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PURCHASER hereby represents and warrants to SELLER the following:

PURCHASER is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The execution, delivery and performance by PURCHASER of this Agreement is within PURCHASER's corporate powers, has been duly authorized by all necessary corporate or stockholder action on its part, does not contravene restriction binding on or affecting PURCHASER or any of its properties, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties. This Agreement is a legal, valid and binding obligation of PURCHASER enforceable against PURCHASER in accordance with its respective terms.

5. INTEGRATION.
This Agreement together with all exhibits amendments and supplements represents the complete and entire Agreement between the parties hereto. This Agreement either embodies or supersedes all prior, contemporaneous or subsequent oral agreements, representations, understandings, and all written notations, memoranda or correspondence of any party hereto, their agents, employees or other related persons, related to the work contemplated in this Agreement.

6. CONSTRUCTION AND JURISDICTION.
This Agreement shall be construed and enforced pursuant to the laws of the State of California, USA. By affixing their signatures to this agreement, the parties hereby submit themselves to the courts of the State of California, for the judicial resolution of any disputes arising under the terms, interpretation or performance of this agreement. If any one or more paragraphs in this Agreement is found to be unenforceable or invalid, the parties agreement on all other paragraphs shall remain valid. Non enforcement of any section of this Agreement by either party does not constitute a waiver or consent and both parties reserve the right to enforce this Agreement at their discretion.

7. ATTORNEY'S FEES.
In the event either party is required to retain counsel to enforce the provisions of this Agreement or to bring legal action to enforce the provisions of this Agreement or remedy any breaches of this Agreement, the prevailing party in such action shall be entitled to its costs and attorney's fees incurred in such action or procedure, whether or not an action is ultimately filed in a court of proper agreed jurisdiction.


WHEREFORE, the parties have affixed their signatures to this Agreement the date first above stated. Furthermore, by signing this Agreement all signature parties acknowledge they fully understand and agree to all the terms and conditions of this Agreement.

           PURCHASER                           SELLER

/s/ Murray N. Conradie                         /s/ Hal C. Spohn
----------------------                        ------------------
Murray N. Conradie                            Hal C. Spohn dba Orange Printing
President/CEO Nutek Inc.                      Owner

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Exhibit A. Bill of Sale

STATE OF California

COUNTY OF Orange

DATE: February 12, 2001

For and in consideration of the sum of Fifty Seven Thousand ($57,000.00) dollars, the receipt and sufficiency of which is expressly acknowledged in the attached Purchase Agreement and Installment Note Exhibit B, Hal C. Spohn dba Orange Printing of 111 AA W. Dyer Road, Santa Ana, CA 92707, the undersigned, henceforth, "Seller", hereby sells and conveys unto Nutek Inc. of 1110 Mary Crest Drive, Henderson, Nevada, 89014, henceforth "Purchaser", the following described property:

Equipment

1. Danagraph Camera, Polychrome, serial #pcv2024a-xxx (last 3 digits missing)
2. LogE film processor, model LL25A, serial #56449
3. LogE film processor (spare) model LL25, serial #5351
4. 3M Laminator, model 220AU, serial #200100
5. 3M Color key and match print processor, model 2425AU, serial 100415
6. Ryobi 3302 with crestline and super blue, model 3302M, serial #6306
7. Standard binding unit, model Bindfast 5, serial #12020
8. Theimer plate exposure unit, model 2521, serial #8307 011 4
9. Shrink wrap system, model #1700A, serial #5496
10. Baum 30.5in paper cutter, baumfolfer make w/microprocessor
    Model 305-A-HSH-mp5, serial #1090001
11. D-26 Anitec Plate Processor, serial #4510/t11

Miscellaneous

12. Big Joe pallet jack
13. Press dollies
14. Flat File Cabinets (4)
15. Interlake Stitcher
16. Paper jogger
17. Light table 30'x40'
18. Revolving Darkroom Door
19. Millington Vacuum table
20. Light tables, 2 line-up, 1 small
21. NCI Counting scale
22. Padding Rack
23. Safety Disposal Cans (2)
24. Flame Proof Storage Unit
25. Table Top Cutter
26. GBC Binder
27. Ink Supplies (239 miscellaneous inks, color key materials)
28. Prepress supplies (3302 press plates, match print materials, miscellaneous stripping materials)

Seller warrants that its has full right and title to the before listed equipment and that the same is free and clear of any liens, claims or encumbrances;

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The Parties acknowledge that said property is being sold in "as is" condition and that Seller warrants that at date of purchase, all equipment is in working order for it's intended purpose. Seller will not be liable or responsible for any damages incurred by Purchaser moving equipment. Equipment is sold FOB sellers floor. Should any sales or use taxes be payable, this will be the responsibility of Purchaser.

The equipment is available for inspection prior to removal by Purchaser for purposes of demonstrating by Seller that all equipment is fully operational for its intended purpose.

Seller is not liable for the safety and safe operation of equipment once equipment leaves Sellers location.

Purchaser is responsible for the moving of the equipment and the safety of moving personnel. A walk through of the premises is required by February 22, 2001 to identify and verify all equipment and serial numbers. Equipment is to be removed from the premises of Orange Printing no later than February 26, 2001. If the equipment is not removed by that date, Purchaser will be responsible for the March rent of the Orange Printing facility or whatever portion of that rent is negotiated with the landlord. Should the failure to remove the equipment by February 26, 2001 be through actions of the Seller, then purchaser will not be responsible for the March rental of the premises or part thereof.

The Parties further acknowledge that this document is part of the Purchase Agreement of the parties and may not be modified unless agreed to in writing by the parties and signed by the same.

So agreed and executed, this 12 day of February, 2001.

/s/ Hal C. Spohn
------------------
SELLER  (Hal C. Spohn dba Orange Printing)

/s/ Murray N. Conradie
----------------------
BUYER  Nutek Inc. (Murray N. Conradie  President/CEO)

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Exhibit B. Installment Note


Amount : Fifty Seven Thousand ($57,000.00) dollars Date: February 12, 2001

Nutek Inc of 1110 Mary Crest Drive, Henderson, Nevada, 89014 promises to pay the sum of Fifty Seven Thousand dollars ($57,000.00) to the order of Hal C. Spohn dba Orange Printing of 111 AA W. Dyer Road, Santa Ana, CA 92707, or order at any place designated by Hal C. Spohn or the beneficiary in the following manner:

The sum of Ten Thousand dollars ($10,000.00) on the date of collection of the equipment, but no later than March 1, 2001. Seller to receive Ten Thousand dollars ($10,000.00) payable by issuing fifty thousand (50,000) shares of Purchasers common Restricted stock (symbol NUTK) which has a current trading value of ($0.20) which is to be issued within Fourteen (14) days of signing of contract.

The balance of Thirty Seven Thousand dollars ($37,000.00) will be paid by Purchaser to Seller as follows. The outstanding amount will incur interest at the rate of Eight (8%) percent per annum. Purchaser will make Six (6) equal payments of Six Thousand Three Hundred and Eleven dollars and Thirty-five cents ($6,311.35) on the 1st day of each following month thereafter with the final payment being made on September 1, 2001.

If any payment or portion thereof, due hereunder, is not received by Seller within 10 days of the due date, Purchaser agrees to pay Seller an additional late charge of Ten (10%) of such payment or part thereof.

Purchaser reserves the right to prepay the note or any portion of the note without interest penalty

The Parties further acknowledge that this document is part of the Purchase Agreement of the parties and may not be modified unless agreed to in writing by the parties and signed by the same.

So agreed and executed, this 12 day of February, 2001.

/s/ Hal C. Spohn
------------------
SELLER  (Hal C. Spohn dba Orange Printing)

/s/ Murray N. Conradie
----------------------
BUYER  Nutek Inc. (Murray N. Conradie  President/CEO)

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Exhibit C. Security Agreement

AGREEMENT made this 12 day of February, 2001 between Hal C. Spohn dba Orange Printing of 111 AA W. Dyer Road, Santa Ana, CA 92707, the undersigned, henceforth, "Seller", hereby sells and conveys unto Nutek Inc. of 1110 Mary Crest Drive, Henderson, Nevada, 89014, henceforth "Purchaser" the equipment listed in Exhibit A.

1. Security Interest. Purchaser grants to Seller a security interest in all inventory, equipment, appliances, furnishings, and fixtures as listed in Exhibit A, now or hereafter placed upon the premises known as Nutek Inc, located at 1110 Mary Crest Drive, Henderson, Nevada, 89014 or any premises Purchaser shall move to (the "Premises") or used in connection therewith and in which Purchaser now has or hereafter acquires any right and the proceeds therefrom.

The Security Interest shall secure the payment and performance of Purchaser's Installment Note, Exhibit B of even date herewith in the principal balance amount of Thirty Seven Thousand ($37,000.00) Dollars and the payment and performance of all other liabilities and obligations of Purchaser to Seller of every kind and description, direct or indirect, absolute or contingent, due or to become due now existing or hereafter arising. Purchaser also offers as security Two Hundred Thousand shares (200,000) shares of Nutek Inc common Restricted Stock (stock symbol NUTK) which shall be returned to Purchaser after final payment is made September 1, 2001. The current value of this additional security is Forty Thousand ($40,000.00) Dollars. This stock to be issued within Fourteen (14) days of signing of Purchase Agreement. Seller also has the option that once the note has been paid in full and this stock is no longer secured as collateral, that Seller may purchase these Two Hundred Thousand (200,000) shares of common restricted stock or part thereof for an amount of Twenty cents ($0.20) per share.

2. Covenants.   Purchaser hereby warrants and covenants:

(a) The collateral will be kept at 1110 Mary Crest Drive, Henderson, Nevada, 89014; and that the collateral will not be removed from the Premises other than in the ordinary course of business or should Nutek Inc. move operations to Nevada which Seller has been made aware of.

(b) The Purchaser's place of business is 1110 Mary Crest Drive, Henderson, Nevada, 89014, and Purchaser will immediately notify Seller in writing within 48 hours of any change in or discontinuance of Purchaser's place of business.

(c) The Purchaser shall execute alone or with Seller any Financing Statement or other document or procure any document on of before March 1, 2001, and pay the cost of filing the same in all public offices wherever filing is deemed by Seller to be necessary.

(d) Exhibit D, Security Agreement 2, is included and is an integral part of this Purchase Agreement.

(e) Exhibit E, UCC Filing document, is included and is an integral part of this Purchase Agreement.

3. DEFAULT. The Seller shall be in default under this Agreement should Seller have made any false misrepresentations in this Purchase. Purchaser shall have the option upon misrepresentation to cancel the agreement and request a refund in full of all money paid to Seller or allow Seller thirty (30) days to remedy such default at the Purchaser's discretion.

This Agreement shall inure to the benefit up and bind the heirs, executors, administrators, successors, and assigns of the parties.

The Parties further acknowledge that this document including Exhibits D and E are part of the Purchase Agreement of the parties and may not be modified unless agreed to in writing by the parties and signed by the same.

So agreed and executed, this 12 day of February, 2001.

/s/ Hal C. Spohn
------------------
SELLER  (Hal C. Spohn dba Orange Printing)

/s/ Murray N. Conradie
----------------------
BUYER  Nutek Inc. (Murray N. Conradie  President/CEO)

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